                                                                    EXHIBIT 10.4





September 2, 1998


Stephen A. Tisdell
Chief Financial Officer
Central Parking Corporation
2401 21st Avenue South, Suite 200
Nashville, TN  37212


         Re:      $400 Million Senior Credit Facilities


Dear Steve:

NationsBanc Montgomery Securities LLC("NMS") is pleased to advise you of its commitment, as Arranger and Syndication Agent, to use its best efforts to form a syndicate of financial institutions (the "Lenders") reasonably acceptable to you for up to $400 million in senior credit facilities (the "Facilities") to Central Parking Corporation and its affiliates (the "Borrowers"), and NationsBank of Tennessee, N.A. ("NationsBank") is pleased to act as Administrative Agent (in such capacity, the "Agent") for the Facilities, providing a commitment of $75 million to the Facilities, upon and subject to the terms and conditions of this letter and the Summary of Terms and Conditions attached hereto as Annex I (the "Term Sheet"). All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Term Sheet. The Facilities are being offered in connection with the proposed pooling of interests by the Borrowers of Allright Holdings, Inc. ("Allright").

The commitments of NationsBank and NMS hereunder are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to NationsBank and NMS in their sole discretion:

         (a) each of the terms and conditions set forth herein;

         (b) each of the terms and conditions set forth in the Term Sheet;

         (c) execution of a fee letter among the Borrowers, NationsBank and NMS prior to or concurrently with the acceptance of this letter by the Borrowers;

         (d) the negotiation, execution and delivery of definitive documentation with respect to the Facilities consistent with the Term Sheet and otherwise satisfactory to NationsBank and NMS; and

         (e) there not having occurred and being continuing since the date hereof a material adverse change in the market for syndicated bank credit facilities or a material disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by NationsBank and NMS in their sole discretion.

The commitments of NationsBank and NMS hereunder are based upon the financial and other information regarding the Borrowers and their subsidiaries and Allright and its subsidiaries previously provided to NationsBank and NMS and are subject to the condition, among others, that there shall not have occurred after the date of such information, in the opinion of NationsBank and NMS, any material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrowers or Allright, in each case together with their respective subsidiaries taken as a whole. If the continuing review by NationsBank and NMS of the Borrowers discloses information relating to conditions or events not previously disclosed to NationsBank and NMS or relating to new information or additional developments concerning conditions or events previously disclosed to NationsBank and NMS which NationsBank and NMS in their sole discretion believe may have a material adverse effect on the condition (financial or otherwise), assets, properties, business, operations or prospects of the Borrowers or Allright, in each case together with their respective subsidiaries taken as a whole, NationsBank and NMS may, in their sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for the Lenders or decline to participate in the Facilities.

You agree to actively assist NationsBank and NMS in achieving a syndication of the Facilities that is satisfactory to NationsBank, NMS and you. In the event that such syndication can not be achieved in a manner satisfactory to NationsBank and NMS under the structure outlined in the Term Sheet you agree to cooperate with NationsBank and NMS in developing an alternative structure that will permit a satisfactory syndication of the Facilities. It is specifically understood and agreed that the terms for the Facilities contained in the Term Sheet (including pricing) are based on current market conditions and may require modification during syndication to reflect changes in market conditions. Syndication of the Facilities will be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the Borrowers and the proposed Lenders. To assist NationsBank and NMS in the syndication efforts, you hereby agree to (a) provide and cause your advisors to provide NationsBank and NMS and the other Lenders upon request with all information reasonably deemed necessary by NationsBank and NMS to complete syndication, (b) assist NationsBank and NMS upon their reasonable request in the preparation of an Offering Memorandum to be used in connection with the syndication of the Facilities and (c) otherwise assist NationsBank and NMS in their syndication efforts, including by making available officers and advisors of the Borrowers and their subsidiaries from time to time to attend and make presentations regarding the business and prospects of the Borrowers and their subsidiaries and Allright and its subsidiaries, as appropriate, at a meeting or meetings of prospective Lenders. You further agree to refrain from engaging in any additional financings for the Borrowers and their subsidiaries during such syndication process unless otherwise agreed to by NationsBank and NMS.

It is understood and agreed that NationsBank and NMS, after consultation with you, will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Facilities will receive compensation from you outside the terms contained herein and in the Term Sheet in order to obtain its commitment. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole discretion of NationsBank and NMS and that any syndication prior to execution of definitive documentation will reduce the commitment of NationsBank. No additional agents will be appointed without the prior approval of NationsBank and NMS.

You hereby represent, warrant and covenant that (i) all information, other than the Projections (as defined below), which has been or is hereafter made available to NationsBank and NMS or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (ii) all financial projections concerning the Borrowers and Allright that have been or are hereafter made available to NationsBank and NMS or the Lenders by you or any of your representatives (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the closing date for the Facilities so that the representation and warranty in the preceding sentence is correct on such date. In arranging and syndicating the Facilities, NationsBank and NMS will be using and relying on the Information and the Projections without independent verification thereof.

By acceptance of this offer, the Borrowers agree to pay all reasonable out-of-pocket fees and expenses (including reasonable attorneys' fees as outlined in a separate letter from Moore & Van Allen, PLLC plus out of pocket expenses and expenses of due diligence) incurred before or after the date hereof by the Agent or NMS in connection with the Facilities and the syndication thereof, regardless of whether or not the Facilities are closed.

In the event that NationsBank or NMS becomes involved in any capacity in any action, proceeding or investigation in connection with any matter contemplated by this letter (including specifically, without limitation, the acquisition of Allright), the Borrowers will reimburse NationsBank and NMS for their legal and other expenses (including the cost of any investigation and preparation) as they are incurred by NationsBank or NMS. The Borrowers also agree to indemnify and hold harmless NationsBank, NMS and their affiliates and their respective directors, officers, employees and agents (the "Indemnified Parties") from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising out of any matters contemplated by this letter (including specifically, without limitation, the acquisition of Allright), unless and only to the extent that it shall be finally judicially determined that such losses, claims, damages or liabilities resulted primarily from the gross negligence or willful misconduct of NationsBank or NMS.

The provisions of the immediately preceding two paragraphs shall remain in full force and effect regardless of whether definitive financing documentation for the Facilities shall be executed and delivered and notwithstanding the termination of this letter or the commitments of NationsBank and NMS hereunder.

Neither this offer nor the undertaking and commitment contained herein may be disclosed to or relied upon by any other person or entity other than your accountants, attorneys and other advisors, without the prior written consent of NationsBank and NMS, except that following your acceptance hereof you may make public disclosure hereof as required by law and you may disclose the terms hereof to Allright in connection with the proposed acquisition.

As described herein and in the Term Sheet, NMS will act as Arranger and Syndication Agent for the Facilities. NationsBank reserves the right to allocate, in whole or in part, to NMS certain fees payable to NationsBank in such manner as NationsBank and NMS agree in their sole discretion. You acknowledge and agree that NationsBank may share with any of its affiliates (including specifically NMS) any information relating to the Facilities, the Borrowers and their subsidiaries and affiliates.

This letter shall be governed by the laws of the State of Tennessee without regard to its principles of conflicts of laws. This letter may be modified or amended only in writing. This letter is not assignable by the Borrowers without the prior written consent of NationsBank and NMS. This letter supersedes and replaces any and all proposals or commitment letters previously delivered by NationsBank or NMS to the Borrowers relating to the Facilities.

This offer will expire at 5:00 p.m. on September 26, 1998 unless the Borrowers execute this letter and the related fee letter and returns each of them to the Agent prior to that time (which may be by facsimile transmission), whereupon this letter shall become a binding agreement. Thereafter, this undertaking and commitment will expire at 5:00 p.m. on January 31, 1999 unless definitive documentation for the Facilities is executed and delivered prior to that time.


Very truly yours,

NationsBank of Tennessee, N.A.,       NationsBanc Montgomery Securities LLC
   Individually and as Agent

By:  /s/ William H. Diehl                  /s/ Mary Lynn Moser
     -----------------------               ----------------------
       William H. Diehl                       Mary Lynn Moser
Title: Senior Vice President          Title:  Managing Director


Accepted and Agreed to this 20th day of September, 1998:

Central Parking Corporation

By:      /s/ Stephen A. Tisdell
         ----------------------
         Stephen A. Tisdell
Title:   Chief Financial Officer

                                     ANNEX I
                                     -------
                           CENTRAL PARKING CORPORATION
                          SUMMARY OF TERMS & CONDITIONS
                                September 2, 1998

===============================================================================
BORROWERS:                 Central Parking Corporation ("Parent
                           Company") and related subsidiaries (Central Parking
                           System, Inc., Central Parking System Realty, Inc.,
                           Square Industries, Inc., Kinney System Holding
                           Corporation and Allright Holdings, Inc. ("Allright") and other appropriate subsidiaries to be determined).

GUARANTORS:                The Facilities shall be guaranteed by all
                           existing and hereafter acquired material domestic subsidiaries of the Borrowers (the "Guarantors"). All guarantees shall be guarantees of payment and not of collection.

AGENT: NationsBank of Tennessee, N.A. ("NationsBank" or the "Agent") will act as sole and exclusive administrative agent. As such, NationsBank will negotiate with the Borrowers, act as the primary contact for the Borrowers and perform all other duties associated with the role of exclusive administrative agent. No other agents or co-agents may be appointed without the prior written consent of NationsBank and NMS.

LEAD ARRANGER &
SYNDICATION AGENT:         NationsBanc Montgomery Securities LLC ("NMS").

LENDERS:                   A syndicate of financial institutions
                           (including NationsBank) arranged by NMS, which institutions shall be acceptable to the Borrowers, the Arranger and the Agent (collectively, the "Lenders").

FACILITIES:                An aggregate principal amount of up to $400
                           million will be available upon the conditions hereinafter set forth:

                           Revolving Credit Facility: $200 million revolving credit facility, which will include a $25 million sublimit for the issuance of standby letters of credit (each a "Letter of Credit"). Letters of Credit will be issued by NationsBank (in such capacity, the "Fronting Bank"), and each Lender will purchase an irrevocable and unconditional participation in each Letter of Credit.

                           Term Loan: $200 million term loan facility.

SWINGLINE:                 The Revolving Credit Facility will include a $15
                           million sublimit in an amount to be determined for "Swingline" borrowings. The Swingline will be provided by the Agent

                                     ANNEX I
                                     -------
                           CENTRAL PARKING CORPORATION
                          SUMMARY OF TERMS & CONDITIONS
                                September 2, 1998

===============================================================================
                           as an accommodation to the Borrowers and the Lenders to handle daily activity at a rate of interest to be agreed upon by the Borrowers and the Agent. Any borrowings under the Swingline will reduce availability under the Revolving Credit Facility for the purpose of subsequent borrowings. At anytime, the Agent may require each Lender to fund its pro rata share of the Swingline loans by making an advance under the Revolving Credit Facility. Swingline outstandings do not count as usage for the purposes of calculating the Commitment Fee.

PURPOSE: The proceeds of the Facilities shall be used: (i) to refinance existing indebtedness of the Borrowers and Allright and for working capital, capital expenditures, and other corporate purposes.


MATURITY:                  The Revolving  Credit Facility shall terminate and
                           all amounts outstanding thereunder shall be due and payable in full 5 years from Closing.

                           The Term Loan shall be subject to repayment according to the Scheduled Amortization, with the final payment of all amounts outstanding, plus accrued interest, being due 5 years from Closing.

SCHEDULED AMORTIZATION:    Term Loan: The loans made under the Term Loan will
                           be available in a single borrowing at Closing. The
                           Term Loan will be subject to quarterly amortization of principal, based upon the annual amounts shown below (the "Scheduled Amortization").

                           LOAN YEAR 2                $50 million

                           LOAN YEAR 3                $50 million

                           LOAN YEAR 4                $50 million

                           LOAN YEAR 5                $50 million

SECURITY:                  Negative pledge on all assets, including stock of
                           all subsidiaries of the Parent Company (with appropriate carveouts to be determined).

                                     ANNEX I
                                     -------
                           CENTRAL PARKING CORPORATION
                          SUMMARY OF TERMS & CONDITIONS
                                September 2, 1998

===============================================================================
MANDATORY PREPAYMENTS
AND COMMITMENT
REDUCTIONS:                In addition to the amortization set forth above, the
                           Term Loan will be prepaid by an amount equal to 50% of the net cash proceeds from the issuance of equity by the Borrowers or any of their subsidiaries.

OPTIONAL PREPAYMENTS
AND COMMITMENT
REDUCTIONS:                The Borrowers may prepay the Facilities in whole or
                           in part at any time without penalty, subject to reimbursement of the Lenders' breakage and redeployment costs in the case of prepayment of LIBOR borrowings.

CONDITIONS
PRECEDENT TO CLOSING:      The initial funding of the Facilities will be
                           subject to satisfaction of the conditions precedent deemed appropriate by the Agent and the Lenders including, but not limited to, the following:

                           (i) The completion of all due diligence with respect to the Borrowers and their subsidiaries and Allright and its subsidiaries in scope and determination satisfactory to NationsBank and NMS in their sole discretion.

                           (ii) The Agent's satisfactory review of the acquisition agreements (the "Acquisition Agreements") related to the purchase by the Borrowers of Allright. The purchase of Allright shall have been consummated in accordance with the terms of the Acquisition Documents and in compliance with applicable law and regulatory approvals. The Acquisition Documents shall not be altered, amended or otherwise changed or supplemented or any condition therein waived without the prior written consent of the Agent.

                           (iii) The negotiation, execution and delivery of definitive documentation with respect to the Facilities satisfactory to NMS, the Agent and the Lenders.

                           (iv) The Agent shall have received satisfactory opinions of counsel to the Borrowers and the other obligors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Facilities) and such corporate

                                     ANNEX I
                                     -------
                           CENTRAL PARKING CORPORATION
                          SUMMARY OF TERMS & CONDITIONS
                                September 2, 1998

===============================================================================
                                  resolutions, certificates and other documents as the Agent shall reasonably require.

                           (v) The Agent shall have received and, in each case, approved the consolidated financial statements of the Borrowers and their subsidiaries for the fiscal years 1996 and 1997, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, interim quarterly financial statements for the trailing twelve months and first projected year.

                           (vi) The Agent shall have received and, in each case, approved the consolidated financial statements of Allright as of June 30, 1998, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, interim quarterly financial statements for the trailing twelve months and first projected year.

                           (vii) There shall not have occurred a material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrowers or Allright, in each case together with their respective subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date.

                           (viii) The absence of any action, suit, investigation
                                  or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports to affect the Borrowers, Allright or their respective subsidiaries or any transaction contemplated hereby (including, without limitation, the acquisition of Allright) or on the ability of the Borrowers and their subsidiaries to perform their obligations under the documents to be executed in connection with the Facilities.

                           (ix) The Borrowers and their subsidiaries (after giving effect to the acquisition of Allright) shall be in compliance with all existing financial obligations.

                           (x) Receipt and review, with results satisfactory to the Agent

                                     ANNEX I
                                     -------
                           CENTRAL PARKING CORPORATION
                          SUMMARY OF TERMS & CONDITIONS
                                September 2, 1998

===============================================================================
                                  and its counsel, of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of the Borrowers and their subsidiaries and Allright and its subsidiaries.

                           (xi) The absence of any disruption or adverse change in the financial or capital markets generally which the Agent or NMS, in their sole discretion, deems material in connection with the syndication of the Facilities.

REPRESENTATIONS &
WARRANTIES:                Usual and customary for transactions of this type,
                           to include without limitation: (i) corporate status;
                           (ii) corporate power and authority/enforceability;
                           (iii) no violation of law or contracts or organizational documents; (iv) no material litigation; (v) correctness of specified financial statements and no material adverse change; (vi) no required governmental or third party approvals; (vii) use of proceeds/compliance with margin regulations;
                           (viii) status under Investment Company Act; (ix)
                           ERISA; (x) environmental matters; and (xi) payment of taxes.

COVENANTS:                 Usual and customary for transactions of this type,
                           to include without limitation: (i) delivery of financial statements (annual audited consolidated financial statements of the Borrowers and its subsidiaries to be provided within 90 days after each fiscal year with no default letter and compliance certificate; quarterly unaudited statements and a compliance certificate to be provided within 45 days following each of the first three fiscal quarters);
                           (ii) notices of default, material litigation and material governmental and environmental proceedings;
                           (iii) compliance with laws; (iv) payment of taxes;
                           (v) maintenance of insurance; (vi) limitations on liens; (vii) limitations on investments; (viii) limitations on dividends and other restricted payments; (ix) limitations on capital expenditures;
                           (x) limitations on transactions with affiliates; (xi) limitations on mergers, consolidations, sales of assets and incurrence of debt; and (xii) ERISA.

                           Financial covenants to include (but not be limited to):

                           - Maximum Total Funded Debt to EBITDA of 4.0x with
                             step downs to be determined.

                                     ANNEX I
                                     -------
                           CENTRAL PARKING CORPORATION
                          SUMMARY OF TERMS & CONDITIONS
                                September 2, 1998

===============================================================================
                           - Maximum Senior Funded Debt to EBITDA of 3.5x with
                             step downs to be determined.

                           - Maintenance at all times of a Minimum Tangible Net
                             Worth to be determined, with step-ups equal to 50% of net income and 100% of the proceeds of any equity issuances.

                           - Minimum Fixed Charge Coverage ratio (EBITDAR less
                             Capital Expenditures less Cash Taxes)/(Cash
                             Interest + Scheduled Amortization + Rents) measured on a rolling four quarter basis, to be determined.

                           - Permitted Acquisitions up to $20 million.

                           - Borrowers shall enter into interest rate protection
                             agreements, acceptable to NationsBank, for no less that 25% of the total of the total Facilities within 30 days from Closing.

EVENTS OF DEFAULT:         Usual and customary in transactions of this nature,
                           to include, without limitation, (i) nonpayment of principal, interest, fees or other amounts, (ii) violation of covenants, (iii) inaccuracy of representations and warranties, (iv) cross-default to other material agreements and indebtedness, (v) bankruptcy, (vi) material judgments, (vii) ERISA,
                           (viii) actual or asserted invalidity of any loan documents or security interests and (ix) Change in Control (to be defined) of the Parent Company.

ASSIGNMENTS/
PARTICIPATIONS:            Each Lender will be permitted to make assignments to
                           other financial institutions approved by the Borrowers and the Agent, which approval shall not be unreasonably withheld. Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate, and maturity date and releases of collateral and guarantors.

WAIVERS &
AMENDMENTS:                Amendments and waivers of the provisions of the loan
                           agreement and other definitive credit documentation will require the approval of Lenders holding loans and commitments representing more than 51% or more of the aggregate amount of loans and commitments under the Facilities, except that the consent of all the Lenders effected thereby shall be required with respect to (i) increases in commitment amounts, (ii) reductions of principal, interest, or fees, (iii) extensions of scheduled maturities or times for payment, and (iv) release of all or substantially all of the collateral and release of all or

                                     ANNEX I
                                     -------
                           CENTRAL PARKING CORPORATION
                          SUMMARY OF TERMS & CONDITIONS
                                September 2, 1998

===============================================================================
                           substantially all Guarantors.

CLOSING: The effective date of the loan documentation to be no later than January 31, 1999.

INDEMNIFICATION:           The Borrowers shall indemnify the Lenders from and
                           against all losses, liabilities, claims, damages or expenses relating to the Loans, the Borrowers use of loan proceeds or the commitments, including but not limited to reasonable attorneys' fees and settlements costs. This indemnification shall survive and continue for the benefit of the Lenders at all times after the Borrowers acceptance of the Lenders' commitments for the Facilities, notwithstanding any failure of the Facilities to close.

OTHER: This term sheet is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the Facilities contemplated hereby. The Borrowers shall waive their right to a trial by jury.

                                   ADDENDUM I
                                FEES AND EXPENSES

===============================================================================
INTEREST RATES:            The Facilities shall bear interest at a rate equal
                           to LIBOR plus the Applicable Margin for LIBOR Loans or the Alternate Base Rate (defined as the higher of (i) the NationsBank prime rate and (ii) the Federal
                           Funds rate plus .50%) for Base Rate Loans. The
                           Borrowers may select interest periods of 1, 2, 3 or 6 months for LIBOR loans, subject to availability.

                           A penalty rate shall apply on all loans in the event of default at a rate per annum of 2% above the applicable interest rate.

COMMITMENT FEE:            Commencing on the Closing Date, a fee (in percentage
                           per annum specified in the accompanying Performance
                           Pricing Grid) will accrue on the daily average unused portion of the Revolving Credit Facility, payable quarterly in arrears and on the Facilities commitment termination date.

PERFORMANCE PRICING:       Initial pricing, from Closing through the earlier
                           of: (a) the first three months following Closing or
                           (b) the Parent Company obtaining a senior unsecured debt rating from Moody's or Standard and Poors, will be LIBOR plus 100 basis points with a Commitment Fee of 25 basis points. After such time, the Applicable
                           Pricing and Commitment Fee shall be the applicable rate per annum set forth in the table below based upon the Borrowers' Funded Debt to EBITDA ratio determined as of the last day of the immediately preceding fiscal quarter.




Total Funded Debt to                 Applicable Margin
 EBITDA Ratio                          for LIBOR Loans        Commitment Fee
--------------------                 -----------------        --------------
 < 2.0 x                                   50 bps                  15 bps

 < 2.5 x > 2.0 x                         62.5 bps                17.5 bps
         -

 < 3.0 x > 2.5 x                           75 bps                  20 bps
         -

 < 3.5 x > 3.0 x                          100 bps                  25 bps

 < 4.0 x > 3.5 x                          125 bps                  30 bps


RATINGS GRID:              Upon receipt of a Senior Unsecured Debt Rating from
                           Standard & Poor's or Moody's, the Borrowers' pricing shall be determined by the following grid:

Senior Unsecured                Applicable Margin             Commitment
Debt Rating                      for LIBOR Loans                  Fee
-----------                      ---------------                  ---
A-/A3                                 25 bps                    10 bps
BBB+/Baa1                            37.5 bps                  12.5 bps
BBB/Baa2                              45 bps                    15 bps
BBB-/Baa3                            62.5 bps                   20 bps
BB+/Bal                               100 bps                   25 bps
<BB+/Ba1                              125 bps                   30 bps

                           In the event that the two ratings differ by one tick, the pricing shall be at the lower tier. If the two ratings differ by more than one tick, the pricing shall be at the higher rating less one tick.

LETTER OF CREDIT FEES:     Letter of credit fees are due quarterly in arrears
                           to be shared proportionately by the Lenders. Fees will be equal to the Applicable Margin for LIBOR
                           Loans on a per annum less 25 basis points, but no less than 50 basis points. Fees will be calculated on the aggregate stated amount for each letter of credit for the stated duration thereof.

COST AND YIELD
PROTECTION:                The usual for transactions and facilities of this
                           type, including, without limitation, in respect of prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, and reserves without proration or offset.

EXPENSES:                  The Borrowers agree to reimburse the Agent for all
                           reasonable out of pocket legal fees and expenses incurred in the preparation and execution of the Facilities. The Borrowers will reimburse the Agent and each Lender for all reasonable out of pocket legal fees and expenses incurred in connection with the enforcement of the Facilities.